Exhibit 24

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Directors of Alcoa Inc. (the "Company") hereby constitute and appoint RICHARD B. KELSON, ROBERT G. WENNEMER, TIMOTHY S. MOCK and DENIS A. DEMBLOWSKI, or any of them, their true and lawful attorneys and agents to do any and all acts and things and execute any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable or may be required to enable the Company to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of the Company's Annual Report on Form 10-K for 1999, including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of the undersigned to the Company's Annual Report on Form 10-K for 1999 to be filed with the Securities and Exchange Commission and to any instruments or documents filed as part of or in connection with any such Form 10-K, including any amendments or supplements thereto; and the undersigned hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have subscribed these presents on the date set opposite their names below.



/s/ Kenneth W. Dam                   January 14, 2000
Kenneth W. Dam


/s/ Joseph T. Gorman                 January 14, 2000
Joseph T. Gorman


/s/ Judith M. Gueron                 January 14, 2000
Judith M. Gueron


/s/ Sir Ronald Hampel                January 14, 2000
Sir Ronald Hampel


/s/ Hugh M. Morgan                   January 14, 2000
Hugh M. Morgan


/s/ John P. Mulroney                 January 14, 2000
John P. Mulroney


/s/ Paul H. O'Neill                  January 14, 2000
Paul H. O'Neill


/s/ Henry B. Schacht                 January 14, 2000
Henry B. Schacht


/s/ Franklin A. Thomas               January 14, 2000
Franklin A. Thomas


/s/ Marina v.N. Whitman              January 14, 2000
Marina v.N. Whitman